SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT: NOVEMBER 6, 2007
(Date of earliest event reported)

QUALMARK CORPORATION
(Exact name of registrant as specified in its charter)

COLORADO	0-28484	84-1232688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
4580 FLORENCE STREET, DENVER, COLORADO 80238

(Address of principal executive offices, zip code)
(303) 245-8800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
On November 6, 2007, Qualmark Corporation (the “Company”) elected to accelerate its subordinated, convertible debt which is the subject to two Loan and Security Agreements with Partners for Growth dated November 12, 2004 and February 20, 2007 (“Subordinated Debt”), based on previous financial covenant defaults. The Subordinated Debt agreements call for an equal 30 month amortization of the outstanding balance, which was $1,460,000 before any amortization payments, as cure for the financial covenant defaults. The Company has been in default of certain financial covenants of the Subordinated Debt since June 30, 2007, however, since that time, the Subordinated Debt holders and the Company have been in discussion regarding alternative cures for the financial covenant default. Based on the analysis of the alternative cures, the Company determined to begin amortizing the Subordinated Debt as originally stated in the Subordinated Debt agreements. Therefore, on November 6, 2007, the Company paid the Subordinated Debt holders $292,000 to cure defaults from June 30, 2007 through September 30, 2007 and have begun making monthly amortization payments of $49,000.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS
     (d) Exhibits.
None

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALMARK CORPORATION (Registrant)
Date: November 8, 2007	By:	/s/ CHARLES D. JOHNSTON
Charles D. Johnston
President & CEO

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